                                Exhibit 16.1

April 1, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Andalay Solar, Inc.
File No. 001-33695

Commissioners:

We have read Item 4.01 of Form 8-K of Andalay Solar, Inc. for the event that occurred on March 29, 2016 and agree with the statements concerning our Firm contained in the first, second, fourth, sixth, and eighth paragraphs in such Form 8-K. We have no basis to agree or disagree with other statements contained therein.

Very truly yours,

/s/ Burr Pilger Mayer, Inc.